Exhibit 1.1

EXECUTION VERSION

NOVAVAX, INC.

$300,000,000 3.75% Convertible Notes due 2023

Purchase Agreement

New York, New York

January 25, 2016

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J. P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Novavax, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $300,000,000 principal amount of its 3.75% Convertible Notes due 2023 (the “Firm Securities”).  The Company also proposes to grant to the Initial Purchasers an option to purchase up to U.S. $30,000,000 additional principal amount of such Notes (the “Option Securities” and, together with the Firm Securities, the “Securities”).  The Securities are convertible into shares of Common Stock, par value U.S. $0.01 per share (the “Common Stock”), of the Company on the terms, and subject to the conditions, set forth in the Indenture (as defined below).  Any Common Stock into which the Securities are convertible is referred to herein as the “Underlying Securities”.  The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).  To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires.  The use of the neuter in this agreement (the “Purchase Agreement”) shall include the feminine and masculine wherever appropriate.

In connection with the offering of the Firm Securities, the Company is separately entering into capped call transactions with each of JPMorgan Chase Bank, National Association, London Branch and Morgan Stanley & Co. LLC (each a “Capped Call Counterparty”), in each case pursuant to a capped call confirmation (each a “Base Capped Call Confirmation”), dated the date hereof, and in connection with the issuance of any Option Securities, the Company and each Capped Call Counterparty may enter into additional capped call transactions, in each case pursuant to an additional capped call confirmation (each, an “Additional Capped Call Confirmation”), each to be dated the date on which the option granted to the Initial Purchasers to purchase such Option Securities pursuant to Section 2 hereof is exercised (the Additional Capped Call Confirmations, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”).

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Underlying Securities under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act”) in reliance upon exemptions from the registration requirements of the Securities Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated January 25, 2016 (as amended or supplemented at the date thereof, including any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated January 25, 2016 (as amended or supplemented at the date and time that this Purchase Agreement is executed and delivered by the parties hereto (the “Execution Time”), including any information incorporated by reference therein, the “Final Memorandum”).  Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Securities and the Underlying Securities.  The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.  Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1.             Representations and Warranties.  The Company represents and warrants to, and agrees with, each Initial Purchaser as set forth below:

(a)           Preliminary Memorandum and Final Memorandum. The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  At the Execution Time, on the Closing Date and on any settlement date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 9(b) hereof.

(b)           Disclosure Package. “Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(t) hereto and in the form attached as Schedule II hereto and (iii) any issuer written information in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package (the “Company Written Information”). As of the Execution Time, (i) (a) the Disclosure Package and (b) each electronic road show, when taken together as a whole with the Disclosure Package, and (c) any other General Solicitation by the Company, its affiliates or any person acting on its or their behalf, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 9(b) hereof.

(c)           Incorporated Documents.  The documents incorporated by reference in the Disclosure Package and Final Memorandum, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and Final Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Financial Statements.  The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and Final Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Final Memorandum present fairly, in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in the Disclosure Package and Final Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, in all material respects, the information shown thereby.

(e)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Disclosure Package and Final Memorandum, (i) there has not been any material change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in or incorporated by reference in, the Disclosure Package and Final Memorandum), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Disclosure Package and Final Memorandum.

(f)            Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing (where such concept is recognized) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Purchase Agreement (a “Material Adverse Effect”).  The subsidiaries listed in Annex A to this Purchase Agreement are the only significant subsidiaries of the Company.

(g)           Capitalization.  The Company has an authorized capitalization as set forth in the Disclosure Package and Final Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Disclosure Package and the Final Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and Final Memorandum; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as otherwise described in or incorporated by reference in the Disclosure Package and Final Memorandum, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(h)           Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(i)            Due Authorization.  The Company has the requisite right, power and authority to execute and deliver this Purchase Agreement, the Capped Call Confirmations, the Indenture and the Securities (the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby or thereby or by the Disclosure Package and the Final Memorandum have been duly and validly taken.

(j)            Purchase Agreement.  This Purchase Agreement has been duly authorized, executed and delivered by the Company.

(k)           The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l)            The Securities.  The Securities to be issued and sold by the Company hereunder have been duly authorized and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)          The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Purchase Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance with the terms of the Securities. The maximum number of shares of Common Stock issuable upon conversion of the Securities (including the maximum number of additional shares of Common Stock by which the Conversion Rate (as such term is defined in the Disclosure Package) may be increased upon conversion in connection with a Make-Whole Adjustment Event (as such term is defined in the Disclosure Package) and assuming the Initial Purchasers exercise their option to purchase the Option Securities in full) (the “Maximum Number of Underlying Securities”) have been duly authorized and reserved and, when and to the extent issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and nonassessable, and the issuance of such Underlying Securities will not be subject to any preemptive or similar rights.

(n)           Capped Call Confirmations.  Each Base Capped Call Confirmation has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, and any Additional Capped Call Confirmation will, on or prior to the date such Additional Capped Call Confirmations are entered into, be duly authorized, executed and delivered by the Company, and will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject in each case to the Enforceability Exceptions.

(o)           Descriptions of the Transaction Documents. Each Transaction Document conforms (or, in the case of the Indenture, will conform) in all material respects to the description thereof contained in the Disclosure Package and the Final Memorandum.

(p)           No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)           No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Maximum Number of Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents or the Disclosure Package and the Final Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of any of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Maximum Number of Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents, except (i) under applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers and (ii) where the failure to obtain or make such consents, approvals, authorizations, orders, licenses and registrations or qualifications would not, individually or in the aggregate, materially and adversely affect the ability of the Company to perform its obligations under this Purchase Agreement or have a Material Adverse Effect.

(s)            Legal Proceedings.  Except as described in the Disclosure Package and Final Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings required under the Securities Act to be described in a registration statement filed with the Commission that are not so described in the Disclosure Package and Final Memorandum and (ii) there are no statutes, regulations or contracts or other documents required under the Securities Act to be described in a registration statement filed with the Commission that are not so described in the Disclosure Package and Final Memorandum.

(t)            Independent Accountants.  Ernst & Young LLP, who have been retained as the Company’s independent registered accounting firm beginning with the fiscal year ending December 31, 2014 and Grant Thornton LLP, who have certified certain financial statements of the Company and its subsidiaries prior to such fiscal year, is each an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)           Title to Real and Personal Property.  The Company and its subsidiaries own or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) are described in the Disclosure Package and Final Memorandum or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)           Title to Intellectual Property.  The Company owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s business as now conducted or as described in the Disclosure Package and Final Memorandum to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Effect.  Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others, for which the Company has been served or notified, challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company, and to the knowledge of the Company, the Intellectual Property licensed to the Company has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others, for which the Company has been served or notified, challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or threatened action, suit, proceeding or claim by others, for which the Company has been served or notified, that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company, except as such violation would not result in a Material Adverse Effect.  “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(w)          No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in the Disclosure Package and Final Memorandum.

(x)           Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof and the transactions contemplated by the Capped Call Confirmations, in each case as described in the Disclosure Package and Final Memorandum, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y)           Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except those being contested in good faith and for which reserves in accordance with GAAP have been provided and except as would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Disclosure Package and Final Memorandum or as would not reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(z)           Licenses and Permits.  The Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental authority or self-regulatory body (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) required for the conduct of its business as currently conducted and as contemplated in the Final Memorandum; and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except as would not have a Material Adverse Effect; and the Company has not received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course, except such revocations, modifications and non-renewals as would not have a Material Adverse Effect; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(aa)         Clinical Trials.  The clinical trials conducted by or on behalf of or sponsored by the Company or in which the Company or its product candidates have participated that are described in the Disclosure Package and Final Memorandum or the results of which are referred to in the Disclosure Package or Final Memorandum were and, if still pending, are being conducted in all material respects in accordance with medical and scientific research procedures that the Company reasonably believes are appropriate. The descriptions in the Disclosure Package and Final Memorandum of the results of such clinical trials are accurate and fairly present the data derived from such clinical trials, and the Company has no knowledge of any studies or tests performed by or on behalf of the Company the results of which are materially inconsistent with or otherwise materially call into question the results described or referred to in the Disclosure Package and Final Memorandum.  Except to the extent disclosed in the Disclosure Package and the Final Memorandum, the Company has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or material modification of any clinical trials that are described in the Disclosure Package or Final Memorandum or the results of which are referred to in the Disclosure Package or Final Memorandum.

(bb)         No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(cc)         Compliance with and Liability under Environmental Laws.  Except as disclosed in the Disclosure Package and the Final Memorandum, to the best of its knowledge, the Company is not in violation of any statute, any rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property on which are present contaminants in concentrations requiring clean up under any Environmental Laws, is not liable for any costs of clean up required under Environmental Laws at any off-site disposal site, and is not subject to any claim relating to any Environmental Laws, which violation, contamination,  liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation that could reasonably be expected to lead to such a claim.

(dd)         Compliance with ERISA.  No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singly or in the aggregate, have a Material Adverse Effect.  Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singly or in the aggregate, reasonably be expected to cause the loss of such qualification.

(ee)         Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)          Accounting Controls.  The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Final Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Disclosure Package and Final Memorandum, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg)         eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Disclosure Package and Final Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh)         Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ii)           No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor to the knowledge of the Company, any director, officer, agent, affiliate, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(jj)           Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk)         No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries nor to the knowledge of the Company, any director, officer, agent, affiliate, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ll)           No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(mm)      No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than the Transaction Documents) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities, except that J. Wood Capital Advisors LLC is acting as the Company’s financial advisor in connection with the transactions contemplated hereby, for which the Company will pay an advisory fee.

(nn)         Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as any Company securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Disclosure Package, as of the Execution Time, and the Final Memorandum, as of its date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act; the Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(oo)         No Registration Rights.  Except those rights that have been waived or satisfied, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the issuance and sale of the Securities.

(pp)         No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(qq)         No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D (“a “General Solicitation”) in connection with any offer or sale of the Securities, other than any General Solicitation in respect of which the Representatives have given their prior written consent; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the General Solicitation included in Schedule IV hereto.

(rr)           Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) and their compliance with their agreements set forth therein, the issuance, offer and sale of the Securities to the Initial Purchasers in the manner contemplated by this Purchase Agreement, the Disclosure Package and the Final

Memorandum and the conversion of the Maximum Number of Underlying Securities pursuant to the terms of the Transaction Documents will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof and/or Rule 144A , and it is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(ss)          No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(tt)           Margin Rules.  The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Disclosure Package and Final Memorandum will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu)         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Disclosure Package or the Final Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)         Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Disclosure Package and Final Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(ww)       Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx)         No Ratings.  There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

2.             Purchase and Sale.  (a)       Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from January 29, 2016 to the Closing Date, the principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price as Initial Purchasers shall pay for the Firm Securities, plus accrued interest, if any, from the Closing Date to the settlement date for the Option Securities. The option may be exercised in whole or in part at any time or from time to time on or before the 30th day after the date of the Final Memorandum upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date. Delivery of the Option

Securities, and payment therefor, shall be made as provided in Section 3 hereof.  The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities.

3.             Delivery and Payment.  (a) Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing Date) shall be made at 10:00 A.M., Eastern Standard Time, on January 29, 2016, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  For purposes herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depositary Trust Company unless the Representatives shall otherwise instruct.

(b)           If the option provided for in Section 2(b) hereof is exercised after the first Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

4.             Offering by Initial Purchasers.  Each Initial Purchaser acknowledges that the Securities and the Underlying Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

5.             Representations of the Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(a)           it has not offered or sold, and will not offer or sell, any Securities within the United States as part of their distribution at any time, except in the case of sales to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and in connection with each sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(b)           neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of General Solicitation, other than any General Solicitation included in Schedule IV hereto; and

(c)           it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act).

6.             Agreements.  The Company agrees with each Initial Purchaser that:

(a)           The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 6 (c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)           The Company will not amend or supplement the Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(c)           If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package, any General Solicitation, or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 6 (b), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d)           Without the prior written consent of the Representatives, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(e)           The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.  The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f)            The Company will not, and will not permit any of its affiliates to, resell any Securities or Underlying Securities issued upon conversion thereof that have been acquired by any of them.

(g)           None of the Company, its affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or Underlying Securities under the Securities Act.

(h)           Any information provided by the Company, its affiliates or any person acting on its or their behalf to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Securities Act and are subject to restrictions under Rule 144A.

(i)            None of the Company, its affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising General Solicitation, other than any General Solicitation in respect of which the Representatives have given their prior written consent; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the General Solicitation included in Schedule IV hereto in connection with any offer or sale of the Securities in the United States.

(j)            For so long as any of the Securities or the Underlying Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.  This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(k)           None of the Company, its affiliates, or any person acting on its or their behalf will engage in any directed selling efforts (as such term is defined in Regulation S) with respect to the Securities.

(l)            The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and any other relevant clearing system.

(m)          The Company will reserve and keep available at all times, free of pre-emptive rights, the Maximum Number of Underlying Securities.  The Company will use its best efforts to cause and maintain the listing of the Maximum Number of Underlying Securities on the Nasdaq Global Select Market.

(n)           Each of the Securities and the Underlying Securities issuable upon conversion thereof will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Memorandum for the time period and upon the other terms stated therein.

(o)           The Company will not for a period of 60 days following the Execution Time, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the

Company or any person in privity with the Company or any affiliate of the Company of, file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company (other than the Securities), or publicly announce an intention to effect any such transaction; provided, however, that the foregoing restriction shall not apply to (A) the Securities to be sold hereunder; (B) the transactions contemplated by the Capped Call Confirmations; (C) any shares of Common Stock of the Company issued upon the exercise of options granted under Company Stock Plans as are in existence on the date hereof and described in or incorporated by reference in the Final Memorandum; (D) shares of restricted stock and options or awards to purchase shares of Common Stock issued (whether or not pursuant to a Company Stock Plan) to induce personnel to accept employment with the Company in an aggregate amount not to exceed 2% of the outstanding Common Stock of the Company as of the date hereof; (E) shares of Common Stock issued or to be issued in connection with any business combination, acquisition, in-license or strategic investment, provided that (y) such shares of Common Stock so issued shall not exceed 5% of the outstanding Common Stock of the Company as of the date hereof and (z) each individual or entity to whom any such shares of Common Stock are issued signs and delivers a “lock-up” agreement substantially in the form of Exhibit A hereto; and (F) the registration under the Securities Act of securities referenced in clauses (C), (D) or (E).

(p)           The Company will not take, directly or indirectly, any action designed to or that has constituted, or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(q)           Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Securities.

(r)            The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

(s)            The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(t)            [Reserved]

(u)           The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the issuance of the Securities, the fees of the Trustee and the issuance of up to the Maximum Number of Underlying Securities; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Purchase Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder; provided, however, that the fees and disbursements of counsel for the Initial Purchasers pursuant to this Section 6(u) shall not exceed, in the aggregate, $25,000.

(v)           Except as provided in Section 6(u) and Section 8, the Initial Purchasers will pay all of their own costs and expenses, including (i) the fees of their counsel; (ii) stock transfer taxes on resale of any of the Securities by them; and (iii) the travel and lodging expenses of the representatives of the Initial Purchasers.

7.             Conditions to the Obligations of the Initial Purchasers.  The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           Opinions and 10b-5 Statement of Counsel for the Company.  Ropes & Gray LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives.

(b)           Opinion of Intellectual Property Counsel for the Company. Cooley LLP shall have furnished to the Representatives such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Initial Purchasers and dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(c)           Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Proskauer Rose LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d)           Opinion of Special Counsel for the Initial Purchasers.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e)           Officer’s Certificate. The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the principal financial or accounting officer of the Company and (y) one additional senior executive officer of the Company who is reasonably satisfactory to the Initial Purchasers, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any amendments or supplements thereto, and this Purchase Agreement and that:

i.      the representations and warranties of the Company in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

ii.   since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(f)            Comfort Letters.  On the date of this Purchase Agreement and on the Closing Date or the Additional Closing Date, as the case may be, each of Grant Thornton LLP and Ernst & Young LLP, as applicable, shall have furnished to the, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” in transactions of the type contemplated by this Purchase Agreement with respect to the financial statements and certain financial information contained or incorporated by reference in the Disclosure Package and the Final Memorandum; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Purchase Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(h)           No Material Adverse Change.  No event or condition of a type described in Section 1(e) hereof shall have occurred or shall exist, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto) and the Final Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Purchase Agreement, the Disclosure Package and the Final Memorandum.

(i)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(j)            Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)           DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l)            Exchange Listing.  An application for the listing of the Maximum Number of Underlying Securities shall have been submitted to the Nasdaq Global Select Market.

(m)          Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(n)           Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Purchase Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8.             Reimbursement of Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9.             Indemnification and Contribution.

(a)           Indemnification of the Initial Purchasers.  The Company agrees to indemnify and hold harmless each Initial Purchaser, each of its affiliates, and each of its and their respective directors and officers, members, employees, representatives and selling agents, and each person, if any, who controls such Initial Purchaser, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Company Written Information, any General Solicitation, or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in subsection (b) below.

(b)           Indemnification of the Company.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Initial Purchaser consists of the following information in the Preliminary Memorandum and Final Memorandum furnished on behalf of each Initial Purchaser:  (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution”,  (A) the fourth sentence of the seventh paragraph and (B) the tenth and eleventh paragraphs.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Initial Purchasers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Initial Purchasers on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company, on the one hand, and the Initial Purchasers on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.          Default by an Initial Purchaser.  If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Purchase Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Purchase Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company.  In the event of a default by any Initial Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected.  Nothing contained in this Purchase Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

11.          Termination.  This Purchase Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of, and payment for, the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Select Market or trading in securities generally on the New York Stock Exchange or Nasdaq Global Select Market shall have been suspended or limited or minimum prices shall have been established on any such exchanges; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

12.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Purchase Agreement.

13.          Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel, facsimile number: +1 (646) 291-1469; and J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk or, if sent to the Novavax, Inc., will be mailed, delivered or telefaxed to 20 Firstfield Road, Gaithersburg, Maryland 20878, 240-268-2100, Attention: Barclay A. Phillips, Chief Financial Officer, with a copy to Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199, Attention: Paul M. Kinsella.

14.          Successors.  This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 9 hereof and their respective successors, and, except as expressly set forth in Section 6 (j) hereof, no other person will have any right or obligation hereunder.

15.          Internet Document Service.  The Company hereby agrees that the Representatives may provide copies of the Preliminary Memorandum and Final Memorandum and any other agreement or document relating to the offer and sale of the Securities, including, without limitation, the Indenture, to Xtract Research LLC (“Xtract”) following the Closing Date for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

16.          Integration.  This Purchase Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

17.          Applicable Law.  This Purchase Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.          Waiver of Jury Trial.  The Company and the Initial Purchasers each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Purchase Agreement or the transactions contemplated hereby.

19.          No Fiduciary Duty.  The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Purchase Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

20.          Counterparts.  This Purchase Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21.          Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.

Very truly yours,

Novavax, Inc.

By:	/s/ Stanley C. Erck
Name: Stanley C. Erck
Title: President and CEO

The foregoing Purchase Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

By: Citigroup Global Markets Inc.

By:	/s/ Kristian Humer
Name: Kristian Humer
Title: Director

By:	J.P. Morgan Securities LLC

By:	/s/ Santosh Sreenivasan
Name: Santosh Sreenivasan
Title: Managing Director

For themselves and the other
several Initial Purchasers named in
Schedule I to the foregoing
Purchase Agreement.

SCHEDULE I

Initial Purchasers	Principal Amount of Firm Securities to be Purchased
Citigroup Global Markets Inc.	$137,142,000
J.P. Morgan Securities LLC	137,142,000
Piper Jaffray & Co.	14,144,000
Guggenheim Securities, LLC	11,572,000
Total	$300,000,000

SCHEDULE II

PRICING TERM SHEET

DATED JANUARY 25, 2016

NOVAVAX, INC.

$300,000,000

3.75% CONVERTIBLE SENIOR NOTES DUE 2023

The information in this pricing term sheet supplements Novavax, Inc.’s preliminary offering memorandum, dated January 25, 2016 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Novavax, Inc., a Delaware corporation.

Ticker/Exchange for Issuer’s Common Stock:	“NVAX”/The NASDAQ Global Select Market.

Notes:	3.75% Convertible Senior Notes due 2023.

Principal Amount:

$300,000,000 aggregate principal amount (plus up to an additional $30,000,000 principal amount to cover over-allotments). The Principal Amount has been upsized from the previously announced size of $200,000,000.

Denominations:	$1,000 and multiples of $1,000 in excess thereof.

Maturity:	February 1, 2023, unless earlier repurchased or converted.

Interest Rate:	3.75% per year.

Interest Payment Dates:	Interest will accrue from January 29, 2016 and will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2016.

Interest Record Dates:	January 15 and July 15 of each year, immediately preceding any February 1 or August 1 interest payment date, as the case may be.

Issue Price:	100% of principal, plus accrued interest, if any, from the Settlement Date.

Trade Date:	January 26, 2016.

Settlement Date:	January 29, 2016.

Last Reported Sale Price of Issuer’s Common Stock on January 25, 2016:	$5.56 per share.

Initial Conversion Rate:	146.8213 shares of common stock per $1,000 principal amount of Notes.

Initial Conversion Price:	Approximately $6.81 per share of common stock.

Conversion Premium:	Approximately 22.5% above the Last Reported Sale Price of Issuer’s Common Stock on January 25, 2016.

Settlement Method:	Conversions will be settled in shares of Issuer’s common stock.

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Co-Managers:	Piper Jaffray & Co. Guggenheim Securities, LLC

CUSIP Number (144A):	670002 AA2

ISIN (144A):	US670002AA22

Use of Proceeds:

Issuer estimates that the net proceeds from the offering, after deducting estimated expenses payable by it and the initial purchasers’ discount, will be approximately $290.7 million (or approximately $319.8 million if the initial purchasers exercise their over-allotment option in full).

Issuer intends to use approximately $34.7 million of the net proceeds from the offering to pay the cost of the capped call transactions described in the Preliminary Offering Memorandum. Issuer intends to use the remainder of the net proceeds from the offering for the advancement of its clinical-stage vaccine candidates, including the recently initiated pivotal Phase 3 clinical trials of Issuer’s RSV F Vaccine in older adults and pregnant women, as well as other clinical and preclinical research programs, and general corporate purposes, which may include working capital, product development, manufacturing and process development expenditures, capital expenditures and other strategic purposes. Pending application of the net proceeds, Issuer expects to invest the proceeds in investment grade, interest bearing instruments or other securities.

If the initial purchasers exercise their over-allotment option, Issuer may use a portion of the proceeds from the sale of the additional Notes to enter into additional capped call transactions.

Increase to Conversion Rate Following a Make-Whole Adjustment Event:

If a “make-whole adjustment event” (as defined in the Preliminary Offering Memorandum) occurs at any time prior to the stated maturity date, the conversion rate for any Notes converted following such make-whole adjustment event will, in certain circumstances and for a limited period of time, be increased by a number of additional shares of common stock, as described under “Description of the Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” in the Preliminary Offering Memorandum.

The following table sets forth the number of additional shares to be added to the conversion rate for each $1,000 principal amount of Notes based on hypothetical stock prices and effective dates:

	Stock Price
Effective Date	$5.56	$6.00	$6.50	$6.81	$7.00	$8.00	$10.00	$15.00	$20.00	$25.00	$30.00
January 29, 2016	33.0348	31.5094	27.3367	25.1260	23.9031	18.6301	11.9668	4.6844	1.9571	0.7464	0.1858

	Stock Price
Effective Date	$5.56	$6.00	$6.50	$6.81	$7.00	$8.00	$10.00	$15.00	$20.00	$25.00	$30.00
February 1, 2017	33.0348	32.1355	27.7179	25.3892	24.1053	18.6048	11.7624	4.4838	1.8367	0.6829	0.1572
February 1, 2018	33.0348	32.3964	27.7245	25.2777	23.9337	18.2263	11.2717	4.1388	1.6454	0.5847	0.1133
February 1, 2019	33.0348	32.6217	27.6062	25.0012	23.5778	17.6045	10.5343	3.6603	1.3943	0.4622	0.0638
February 1, 2020	33.0348	32.1092	26.7136	23.9442	22.4424	16.2480	9.2328	2.9563	1.0606	0.3112	0.0147
February 1, 2021	33.0348	30.8379	24.9165	21.9325	20.3337	13.9246	7.2038	2.0337	0.6815	0.1621	0.0000
February 1, 2022	33.0348	27.8214	21.0638	17.7774	16.0598	9.5928	3.9484	0.9498	0.3148	0.0389	0.0000
February 1, 2023	33.0348	19.8454	7.0249	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:

•                  between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable.

•                  in excess of $30.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•                  less than $5.56 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, Issuer may not increase the conversion rate to more than 179.8561 shares per $1,000 principal amount of Notes pursuant to the events described under “Description of the Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event” in the Preliminary Offering Memorandum, though Issuer will adjust such number of shares for the same events for which, and at the same times as, it must adjust the conversion rate as described under “Description of the Notes—Conversion of Notes—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Notes and any shares of common stock issuable upon conversion of the Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the Notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The Notes and shares of common stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described under “Notice to Investors; Transfer Restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum for the offering of the Notes may be obtained by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 800-831-9146 or J.P. Morgan Securities LLC, c/o

Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling 866-803-9204.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

[Remainder of Page Intentionally Blank]

SCHEDULE III

WRITTEN GENERAL SOLICITATION MATERIALS

1.             Press release issued on January 25, 2016, substantially in the form of Exhibit B hereto.

2.             Press release issued on January 25, 2016, substantially in the form of Exhibit C hereto.

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

January    , 2016

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of
the several Initial Purchasers listed in
Schedule I to the Purchase
Agreement referred to below

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Initial Purchasers, propose to enter into a purchase agreement (the “Purchase Agreement”) with Novavax, Inc., a Delaware corporation (the “Company”), relating to an offering (the “Offering”) by the several Initial Purchasers named in Schedule I to the Purchase Agreement (the “Initial Purchasers”), of convertible notes of the Company (the “Securities”), which will be convertible in common stock, $0.01 par value per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchasers’ agreement to purchase and make the Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC on behalf of the Initial Purchasers, the undersigned will not, during the period ending 60 days after the date of the final offering memorandum relating to the Offering (the “Final Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts, to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or by will or intestacy to the undersigned’s legal representative, heir or legatee, (B) sales pursuant to any contract, instruction or plan complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that has been entered into by the undersigned prior to the date of this agreement and the date the undersigned was first informed of the Offering, (C) distributions of shares of Common Stock to members or stockholders of the undersigned, or (D) transactions relating to shares of Common Stock or other securities acquired in open market transactions occurring after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; provided, further, that in the case of any transfer or distribution pursuant to clause (A) or (C), each donee or distributee shall execute and deliver to the Representatives a lock-up letter substantially in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) or (C), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the 60-day restricted period.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire shares of Common Stock, the receipt of shares of Common Stock upon the vesting of restricted stock awards, or any other security exchangeable or exercisable for, or convertible into, Common Stock, provided that the undersigned does not transfer the Common Stock acquired on such exercise, exchange or vesting during the 60-day restricted period, unless otherwise permitted pursuant to the terms of this agreement.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, (i) if the Purchase Agreement does not become effective, (ii) if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, (iii) the Company notifies the Representatives in writing that it will not be proceeding with the Offering prior to the execution of the Purchase Agreement, or (iv) a closing of the Offering has not yet occurred as of  March 31, 2016, the undersigned shall be released from, all obligations under this Letter Agreement.  The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

EXHIBIT B

Novavax Announces Proposed Offering of $200 Million of Convertible Senior Notes Due 2023

GAITHERSBURG, Md., Jan. 25, 2016 (GLOBE NEWSWIRE) — Novavax, Inc. (Nasdaq:NVAX), a clinical-stage vaccine company focused on the discovery, development and commercialization of recombinant nanoparticle vaccines and adjuvants, today announced that it intends to offer, subject to market and other conditions, $200 million aggregate principal amount of convertible senior unsecured notes that will mature on February 1, 2023 (the Notes). The Notes will be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Novavax also expects to grant the initial purchasers of the Notes an option to purchase up to an additional $30 million aggregate principal amount of the Notes, solely to cover over-allotments.

Citigroup and J.P. Morgan are acting as joint book-running managers of the offering.

“We completed five clinical trials during 2015, leading to the launch of two Phase 3 trials and accelerating the pace to commercialization,” said Stanley C. Erck, President and CEO. “The purpose of this offering and the rationale for a convertible note is to strengthen the balance sheet while minimizing dilution. If completed, this offering will enhance our balance sheet as we engage potential partners in discussions on RSV F Vaccine commercialization rights outside North America and support our aggressive development and U.S. commercialization plans.”

While Novavax has not finalized its full financial results for the fiscal year ended December 31, 2015, Novavax expects to report that it has approximately $231 million of cash, cash equivalents and marketable securities as of December 31, 2015. This amount is preliminary, has not been audited and is subject to change upon completion of the audit of Novavax’ consolidated financial statements as of and for the year ended December 31, 2015. Additional information and disclosures would be required for a more complete understanding of Novavax’ financial position and results of operations as of December 31, 2015.

The Notes will bear cash interest, payable on February 1 and August 1 of each year, beginning on August 1, 2016. The Notes will not be redeemable prior to maturity. The Notes will be convertible into shares of Novavax common stock. Final terms of the Notes, including interest rate, conversion rate, conversion price, and certain other terms of the offering, will be determined at the time of pricing.

Novavax intends to use the net proceeds from the offering for the advancement of its clinical-stage vaccine candidates, including its recently initiated pivotal Phase 3 clinical trials of its RSV F Vaccine in older adults and pregnant women, as well as its other clinical and preclinical research programs, and general corporate purposes, which may include working capital, product development, manufacturing and process development expenditures, capital expenditures, acquisitions and other strategic purposes. Novavax would also use a portion of the net proceeds from the offering to pay the cost of certain capped call transactions (described below).

In connection with the pricing of the Notes, Novavax intends to enter into privately negotiated capped call transactions with one or more option counterparties. The capped call transactions are expected generally to reduce the potential dilution upon conversion of the Notes in the event that the market price per share of Novavax’ common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of Novavax’ common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution upon conversion of the Notes to the extent that such market price exceeds the cap price of the capped call transactions. If the initial purchasers of the Notes exercise their over-allotment option, Novavax expects to enter into additional capped call transactions with the option counterparties.

Novavax expects that, in connection with the capped call transactions, the option counterparties or their respective affiliates will enter into various hedging transactions, including (without limitation) derivative transactions, with respect to Novavax’ common stock and/or to purchase Novavax’ common stock concurrently with or shortly after the pricing of the Notes. This activity could impact the market price of Novavax’ common stock or the Notes at that time, and could result in a higher effective conversion price for the Notes. In addition, the option counterparties and/or their respective affiliates may, from time to time, modify their hedge positions by entering into or unwinding various hedging positions, including (without limitation) derivative transactions, with respect to Novavax’ common stock and/or by purchasing or selling Novavax’ common stock or other securities of Novavax in secondary market transactions. This activity could also impact the market price of Novavax’ common stock or the Notes, which could affect the value of the shares that a holder of Notes receives upon conversion of the Notes.

The offer and sale of the Notes are not being registered under the Securities Act, or any state securities laws. The Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction.

About Novavax

Novavax, Inc. (Nasdaq:NVAX) is a clinical-stage vaccine company committed to delivering novel products to prevent a broad range of infectious diseases. Its recombinant nanoparticles and Matrix-M™ adjuvant technology are the foundation for groundbreaking innovation that improves global health through safe and effective vaccines.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements about Novavax’ intention to commence an offering of Notes and enter into capped call transactions, the expected terms of the offering, the Notes and the capped call transactions, Novavax’ anticipated use of proceeds, Novavax’ expectations with respect to the pace to commercialization, Novavax’ plans to engage in partnering discussions for its RSV F Vaccine and Novavax’ aggressive development and U.S. commercialization plans. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to, those related to whether or not Novavax will be able to consummate the offering and the capped call transactions on the timeline or with the terms anticipated, if at all, the conduct, timing and potential results from Novavax’ clinical-trials and other preclinical studies, Novavax’ plans for and potential timing of regulatory filings, the expected timing and content of regulatory actions, Novavax’ plans regarding partnering activities and business development initiatives, and the timing and success of Novavax’ commercialization, if any, of its product candidates. In addition, Novavax’ management retains broad discretion with respect to the allocation of the net proceeds of this offering. Applicable risks also include those that are listed under the heading “Risk Factors” and elsewhere in Novavax’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014, in addition to the risk factors that are included from time to time in Novavax’ subsequent SEC filings. Novavax undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after this press release. Except as otherwise noted, these forward-looking statements speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Novavax, Inc.

Barclay A. Phillips

SVP, Chief Financial Officer and Treasurer

Andrea N. Flynn, Ph.D.

Senior Manager, Investor Relations

ir@novavax.com

240-268-2000

Novavax, Inc.

EXHIBIT C

Novavax Prices $300 Million of Convertible Senior Notes Due 2023

GAITHERSBURG, Md., Jan. 25, 2016 (GLOBE NEWSWIRE) — Novavax, Inc. (Nasdaq:NVAX), a clinical-stage vaccine company focused on the discovery, development and commercialization of recombinant nanoparticle vaccines and adjuvants, today announced the pricing of $300 million aggregate principal amount of convertible senior unsecured notes that will mature on February 1, 2023 (the Notes). The Notes are being offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Novavax has also granted the initial purchasers of the Notes an option to purchase up to an additional $30 million aggregate principal amount of the Notes, solely to cover over-allotments. The offering was upsized from the previously announced size of $200 million.

Citigroup and J.P. Morgan are acting as joint book-running managers of the offering. Piper Jaffray and Guggenheim Securities are acting as Co-Lead Managers.

The Notes will bear cash interest at a rate of 3.75%, payable on February 1 and August 1 of each year, beginning on August 1, 2016. The Notes will not be redeemable prior to maturity and will be convertible into shares of Novavax common stock. The initial conversion rate for the Notes is 146.8213 shares of Novavax’ common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $6.81 per share of Novavax’ common stock, representing an approximately 22.5% conversion premium based on the last reported sale price of Novavax’ common stock of $5.56 per share on January 25, 2016.

Novavax estimates that the net proceeds of the offering will be approximately $291 million (or approximately $320 million if the initial purchasers’ over-allotment option is exercised in full), after deducting the initial purchasers’ discounts and commissions, but prior to deducting estimated offering expenses. Novavax intends to use the net proceeds from the offering for the advancement of its clinical-stage vaccine candidates, including its recently initiated pivotal Phase 3 clinical trials of its RSV F Vaccine in older adults and pregnant women, as well as its other clinical and preclinical research programs, and general corporate purposes, which may include working capital, product development, manufacturing and process development expenditures, capital expenditures, acquisitions and other strategic purposes. Novavax also intends to use a portion of the net proceeds from the offering to pay the cost of certain capped call transactions

(described below).

In connection with the pricing of the Notes, Novavax also entered into privately negotiated capped call transactions with certain financial institutions (the option counterparties). The capped call transactions are expected generally to reduce the potential dilution upon conversion of the Notes in the event that the market price per share of Novavax’ common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the Notes, and is subject to anti-dilution adjustments generally similar to those applicable to the conversion rate of the Notes. The cap price of the capped call transactions will initially be $9.73 per share, which represents a premium of approximately 75% based on the last reported sale price of Novavax’ common stock of $5.56 per share on January 25, 2016, and is subject to certain adjustments under the terms of the capped call transactions. If, however, the market price per share of Novavax’ common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution upon conversion of the Notes to the extent that such market price exceeds the cap price of the capped call transactions. If the initial purchasers of the Notes exercise their over-allotment option, Novavax expects to enter into additional capped call transactions with the option counterparties.

Novavax expects that, in connection with the capped call transactions, the option counterparties or their respective affiliates will enter into various hedging transactions, including (without limitation) derivative transactions with respect to Novavax’ common stock and/or to purchase Novavax’ common stock concurrently with or shortly after the pricing of the Notes. This activity could impact the market price of Novavax’ common stock or the Notes at that time, and could result in a higher effective conversion price for the Notes. In addition, the option counterparties and/or their respective affiliates may, from time to time, modify their hedge positions by entering into or unwinding various hedging positions, including (without limitation) derivative transactions with respect to Novavax’ common stock and/or by purchasing or selling Novavax’ common stock or other securities of Novavax in secondary market transactions. This activity could also impact the market price of Novavax’ common stock or the Notes, which could affect the value of the shares that a holder of Notes receives upon conversion of the Notes.

The offer and sale of the Notes are not being registered under the Securities Act, or any state securities laws. The Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction.

About Novavax

Novavax, Inc. (Nasdaq:NVAX) is a clinical-stage vaccine company committed to delivering novel products to prevent a broad range of infectious diseases. Its recombinant nanoparticles and Matrix-M™ adjuvant technology are the foundation for groundbreaking innovation that improves global health through safe and effective vaccines.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements regarding the estimated net proceeds of the offering and Novavax’ anticipated use of proceeds, Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to, those related to whether or not Novavax will be able to consummate the offering and the capped call transactions on the timeline or with the terms anticipated, if at all, the conduct, timing and potential results from Novavax’ clinical-trials and other preclinical studies, Novavax’ plans for and potential timing of regulatory filings, the expected timing and content of regulatory actions, Novavax’ plans regarding partnering activities and business development initiatives, and the timing and success of Novavax’ commercialization, if any, of its product candidates. In addition, Novavax’ management retains broad discretion with respect to the allocation of the net proceeds of this offering. Applicable risks also include those that are listed under the heading “Risk Factors” and elsewhere in Novavax’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014, in addition to the risk factors that are included from time to time in Novavax’ subsequent SEC filings. Novavax undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after this press release. Except as otherwise noted, these forward-looking statements speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Novavax, Inc.

Barclay A. Phillips

SVP, Chief Financial Officer and Treasurer

Andrea N. Flynn, Ph.D.

Senior Manager, Investor Relations

ir@novavax.com

240-268-2000

Novavax, Inc.

ANNEX A

Novavax AB